UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 1, 2011

Cogent Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31227	52-2337274
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1015 31st St. NW, Washington, District of Columbia	20007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-295-4200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 26, 2011, Cogent Communications Group, Inc. (the “Company”) completed an offering of $175 million in aggregate principal amount of its 8.375% Senior Secured Notes due 2018 (the “2018 Notes”).  The net proceeds from the offering were approximately $170.5 million after deducting discounts and commissions and estimated offering expenses.  The net proceeds from the offering are intended to be used for general corporate purposes and/or repurchases of the Company’s common stock or its convertible notes or a special dividend to the Company’s stockholders.  The 2018 Notes were issued by the Company and guaranteed by each of the Company’s domestic subsidiaries.

The 2018 Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The 2018 Notes were sold in a private placement to qualified institutional buyers and to persons outside the U.S. pursuant to the exemption from registration provided by Rule 144A and Regulation S, respectively, under the Securities Act.

The 2018 Notes were issued pursuant to, and are governed by, an indenture, dated January 26, 2011 (the “Indenture”), among the Company, the guarantors named therein and Wilmington Trust FSB, as trustee and collateral agent. A copy of the Indenture, together with the form of 2018 Note, are attached to this Form 8-K as Exhibits 4.1 and 4.2 and the description of the Indenture and the 2018 Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and the 2018 Notes, respectively, and are incorporated by reference herein.

The 2018 Notes were issued pursuant to the Indenture and bear interest at a rate of 8.375% per year and will mature on February 15, 2018. The Company may issue additional notes pursuant to the terms of the Indenture and the additional notes will have the same terms as to status, redemption or otherwise (other than with respect to the purchase price thereof and the date from which the interest accrues) as the notes issued on January 26, 2011.  Interest began to accrue on the 2018 Notes on January 26, 2011 and will be paid semi-annually on February 15 and August 15, commencing August 15, 2011, to the persons who are registered holders of the 2018 Notes at the close of business on the February 1 and August 1 immediately preceding the applicable interest payment date.

The 2018 Notes are the Company’s senior secured obligations and are guaranteed on a senior basis by each of the Company’s domestic subsidiaries. The 2018 Notes will be effectively senior in right of payment to all of the Company’s and each guarantor’s senior unsecured obligations to the extent of the value of the collateral securing the 2018 Notes and the guarantees. The 2018 Notes will be equal in right of payment with the Company’s and each guarantor’s unsecured indebtedness that is not subordinated in right of payment to the 2018 Notes to the extent of any insufficiency in the collateral securing the 2018 Notes and the guarantees. The 2018 Notes will rank senior in right of payment to the Company’s and each guarantor’s future subordinated debt, if any; and will be structurally subordinated in right of payment to all indebtedness and other liabilities of any of the Company’s subsidiaries that are not guarantors, which will only consist of immaterial subsidiaries and foreign subsidiaries that do not guarantee other indebtedness of the Company. The 2018 Notes and related guarantees are secured by first-priority liens on substantially all of the assets of the Company and the guarantors (subject to certain permitted liens and exceptions).

The terms of the 2018 Notes include covenants that restrict the Company’s ability to, among other things:

•    pay dividends and make distributions in certain circumstances;

•    repurchase or redeem stock or subordinated indebtedness;

•    make certain investments;

•    incur or guarantee additional indebtedness;

•    create liens;

•    incur restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to the Company;

•    merge or consolidate or transfer all or substantially all of assets;

•    enter into transactions with affiliates; and

•    transfer or sell assets.

However, the covenants provide for certain exceptions to these restrictions, including a substantial repurchase program or special dividend of up to $150.0 million under the restricted payment covenant.

At any time prior to February 15, 2015, the Company may redeem all or part of the 2018 Notes at a redemption price equal to 100% of the principal amount of the 2018 Notes to be redeemed plus a “make-whole” premium as described in the Indenture plus accrued and unpaid interest to the date of redemption.  At any time on or after February 15, 2015, the Company may redeem all or part of the 2018 Notes at the applicable redemption prices set forth in the Indenture plus accrued and unpaid interest to the date of redemption.

At any time prior to February 15, 2014, the Company may redeem up to 35% of the aggregate principal amount of the 2018 Notes with the net cash proceeds of one or more equity offerings at a redemption price equal to 108.375% of the principal amount plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the 2018 Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and such redemption occurs within 90 days of the date of the closing of any such equity offering.

Upon specific kinds of changes of control, the Company must offer to purchase the 2018 Notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to the date of purchase. Additionally, if the Company sells certain assets and the Company does not apply the proceeds from such sale in a certain manner or certain other events have not occurred, the Company must use the excess proceeds to offer to repurchase the 2018

Notes and certain other pari passu debt at 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, if any.

The principal amount of the 2018 Notes would become immediately due and payable upon the occurrence of certain bankruptcy or insolvency events involving the Company or certain of its subsidiaries, and may be declared immediately due and payable by the trustee or the holders of at least 25% of the aggregate principal amount of the then outstanding 2018 Notes upon the occurrence of certain events of default under the Indenture. Events of default include, among other things: (i) failure to pay principal or interest at required times; (ii) failure to perform or remain in breach of certain covenants within the periods prescribed under the Indenture; (iii) failure to comply with any other agreements in the Indenture or security documents; (iv) a default on any indebtedness of the Company or certain of its subsidiaries of $20.0 million or more in the aggregate that is caused by a failure to make a payment when due or results in the acceleration of such indebtedness prior to its maturity; (v) failure to pay final judgments aggregating in excess of $20.0 million (net of amounts covered by insurance) against the Company and such judgment or judgments have not been stayed; and (vi) an indenture guarantee or security document is held to be unenforceable or invalid or a subsidiary guarantor denies its obligations under its guarantee or repudiates any of its material obligations under the security documents.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description

4.1

Indenture related to the 8.375% Senior Secured Notes due 2018, dated as of January 26, 2011, among Cogent Communications Group, Inc., the guarantors named therein and Wilmington Trust FSB, as trustee and collateral agent.

4.2	Form of 8.375% Senior Secured Notes due 2018 (included as Exhibit A to Exhibit 4.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Group, Inc.

February 1, 2011	By:	/s/ David Schaeffer

Name: David Schaeffer
Title: Chief Executive Officer